EXHIBIT 10.1

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is entered into effective as of July 12, 2006 by and between Compuprint, Inc. (hereinafter referred to as “Guarantor”) and Schlumberger Technology Corporation.

WITNESSETH:

WHEREAS, Tierra Nevada Exploration Partners, LP. (the Company") has heretofore purchased or desires to purchase from Schlumberger Technology Corporation and the various divisions of Schlumberger Technology Corporation, on credit, equipment, machinery, services and materials. Schlumberger Technology Corporation and all its various divisions are hereinafter collectively referred to as "Schlumberger"; and

WHEREAS, Schlumberger is not willing to extend credit to the Company unless Guarantor unconditionally guarantees payment of the present and future indebtedness and obligations of the Company to Schlumberger; and

WHEREAS, by virtue of the business relationship between the Guarantor and the Company, Guarantor expects to receive a substantial and material direct and indirect financial benefit as a result of the credit which Schlumberger has extended or may extend to the Company;

NOW, THEREFORE, as an inducement to Schlumberger to extend such credit as Schlumberger may, in its sole discretion, from time to time agree to extend, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.	Nature and Scope of Guaranty.

1.01        Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Schlumberger, its successors and assigns the due and punctual payment of the Guaranteed Debt (hereinafter defined). Guarantor hereby irrevocably and unconditionally covenants and agrees that he is jointly and severally liable for the Guaranteed Debt as primary obligor.

1.02	Definition of Guaranteed Debt. As used herein, the term "Guaranteed Debt" means:

(a)           All present and future liabilities of the Company, including interest thereon, extensions of credit, sales on account or other value at any time given or made by Schlumberger to the Company, whether or not the advances, credit or value are given pursuant to commitment; plus

(b)           Any and all other indebtedness, liabilities, obligations and duties of every kind and character of the Company to Schlumberger, including interest thereon, whether now or hereafter existing, or arising, regardless of whether such present or future indebtedness, liabilities, obligations or duties be direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent; together with any and all renewals and extensions of such debts, liabilities, obligations and duties, or any part thereof; plus

(c)           All costs, expenses and fees, including but not limited to court costs and attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of the Company to Schlumberger described in items (a) and (b) of this Section 1.02.

Without limiting the foregoing or the Guarantor’s liability hereunder, to the extent that Schlumberger advances funds or extends credit to the Company, and does not receive payments or benefits thereon in the amounts and at the times, required or provided by applicable agreements or laws, Guarantor is absolutely jointly and severally liable to make such payments to (and confer such benefits on) Schlumberger, on a timely basis.

1.03        Payment by Guarantor. If all or any Guaranteed Debt shall not be punctually paid when due, Guarantor shall, immediately upon demand by Schlumberger, and without presentment, protest, notice of protest, notice of non-payment, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to Schlumberger at its office located at: 110 Schlumberger Dr (MD 110/18), Sugar Land, TX 77478. Such demand(s) may be made at anytime coincident with or after the time for payment of all or part of the Guaranteed Debt and may be from time to time with respect to the same or different items of Guaranteed Debt.

1.04        No Duty to Pursue Others. It shall not be necessary for Schlumberger (and Guarantor hereby waives any right which he may have to require Schlumberger), in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against the Company or others liable on the Guaranteed Debt or any other person, to enforce its rights against any security which shall ever have been given to secure the Guaranteed Debt, to enforce its rights against any other Guarantor of the Guaranteed Debt, to join the Company or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty Agreement, to exhaust any remedies available to it, in its possession or under its control or resort to any other means of obtaining payment of the Guaranteed Debt. Schlumberger shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt.

1.05        Waiver of Notices, etc. Guarantor hereby waives notice of any extension of credit or credit sales made by Schlumberger to the Company, notice of acceptance of this Guaranty Agreement, notice of any amendment or extension of any other instrument or document pertaining to all or any part of the Guaranteed Debt, notice of the execution and delivery by the Company and Schlumberger of any other credit agreement or of the Company's execution and delivery of any promissory notes or other documents in connection therewith, notice of the occurrence of any breach by the Company, notice of Schlumberger’s transfer or disposition of the Guaranteed Debt, or any part thereof, notice of sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt, protest, notice of protest, proof of non-payment or default by the Company, notice of any other action at any time taken or omitted by Schlumberger, and, generally, all demands and notices of every kind in connection with the Guaranty Agreement, any documents or agreements evidencing, securing or relating to any of the Guaranteed Debt, and the obligations hereby guaranteed.

1.06        Nature of Guaranty. This is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection. This guaranty may not be revoked by Guarantor and shall continue to be effective with respect to Guaranteed Debt arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced or paid in full shall not release, discharge, or reduce the obligation of Guarantor with respect to indebtedness or obligations of the Company to Schlumberger thereafter incurred (or other Guaranteed Debt thereafter arising). This Guaranty shall continue to be in effect or reinstated, as the case may be, if at any time any payment to Schlumberger of all or part of the Guaranteed Debt is rescinded or must otherwise be restored or refunded by Schlumberger pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief proceeding involving the Company. In the event that Schlumberger must rescind or restore any payment received by Schlumberger in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Schlumberger shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of the Company and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance or by Company's payment of the Guaranteed Debt of such obligations and then only to the extent of such performance. This Guaranty may be enforced by Schlumberger and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

1.07        Disclaimer. No representation, express or implied, has been made by Schlumberger to induce Guarantor to execute this Agreement. Schlumberger may at any time at its sole discretion cease to make credit sales to the Company. No representation, express or implied, is made as to (i) the terms and conditions of any sale which may be made by Schlumberger to the Company, or (ii) the amount of credit that may be provided to the Company by Schlumberger.

2.           Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the events, occurrences or matter described in Sections 2.01 through 2.10.

2.01        Modifications, etc. Any renewal, extension, modification, alternation or rearrangement of all or any part of the Guaranteed Debt, or any credit agreement, security agreement, collateral document or other document, instrument, contract or understanding between the Company and Schlumberger, or any other parties, pertaining to the Guaranteed Debt;

2.02        Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Company or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any dissolution of the Company or Guarantor, or any sale, lease or transfer of any or all of the assets of the Company or Guarantor; or any reorganization of the Company or Guarantor;

2.03        Invalidity of Guaranteed Debt. The invalidity or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including without limitation the fact that the act of creating the Guaranteed Debt or any part thereof is ultra vires, the officers or representatives creating the Guaranteed Debt acted in excess of their authority, the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from the Company, the creation, performance or repayment of the Guaranteed Debt (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or give to secure the repayment of the Guaranteed Debt) is illegal, uncollectible, legally impossible or unenforceable.

2.04        Release of Obligors. Any full or partial release of the liability of any co-Guarantor, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform guarantee or assure the payment of the Guaranteed Debt or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Debt in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to perform the Guaranteed Debt, or Schlumberger will look to other parties to perform the Guaranteed Debt; notwithstanding the foregoing, Guarantor does not hereby waive or release (expressly or implied) any rights of subrogation, reimbursement or contribution which he may have, after payment in full of the Guaranteed Debt, against others liable on the Guaranteed Debt; Guarantor’s right of subrogation and reimbursement is, however, subordinate to the rights and claims of the Schlumberger;

2.05        Security. The taking or accepting of any security, collateral or guaranty, or other assurance of payment, for all or any of the Guaranteed Debt;

2.06        Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt;

2.07        Care and Diligence. The failure of Schlumberger or any other party to exercise diligence or reasonable care in the preservation protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

2.08        Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Debt; notwithstanding the foregoing, Guarantor does not hereby waive or release (expressly or impliedly) any right to be subrogated to the rights of Schlumberger in any collateral or security for the Guaranteed Debt, after payment in full of the Guaranteed Debt; Guarantor’s right of subrogation is, however, subordinate to the rights, claims, liens and security interests of Schlumberger; or

2.09        Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Guaranteed Debt, or the security and collateral therefore whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt.

2.10        Payment. Notwithstanding anything to the contrary herein, the payment of the Guaranteed Debt by Company, or any release, reduction or offset agreed by Schlumberger shall relieve Guarantor of his obligations to the extent of such payment, release, reduction or offset.

3.           Representations and Warranties. To induce Schlumberger to extend credit to the Company, the Guarantor represents and warrants to Schlumberger that:

3.01        Benefit. Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Guaranteed Debt;

3.02        Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Company and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Debt; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty;

3.03        No Representations by Schlumberger. Neither Schlumberger nor any other party has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty;

3.04        Determination of Benefit. The Guarantor has determined that this Guaranty directly or indirectly benefits the Guarantor and is in the best interest of Guarantor;

4.	Miscellaneous.

4.01.       Notices. Unless otherwise specified herein, all notices, requests and other communications hereunder may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, in the United States mails, certified mail, return receipt requested, postage prepaid, and addressed to Guarantor at the address set forth on the signature page hereof or such other address as the Guarantor may hereafter specify for that purpose by notice to Schlumberger; but actual notice however given and received shall always be effective.

4.02.       No Waiver. No failure or delay by Schlumberger in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4.03.       Consent. The Guarantor hereby consents to Schlumberger’s use of non-business consumer credit reports on the Guarantor in order to further evaluate the credit worthiness of Guarantor in connection with the extension of business credit to the Company. Guarantor hereby authorizes Schlumberger to utilize consumer credit reports on Guarantor from time to time in connection with the extension or continuation of the business credit to the Company. Guarantor hereby knowingly consents to the use of such credit reports consistent with the Federal Fair Credit Reporting Act as contained in 15 U.S.C. @ 1681 et seq.

4.04.       Amendments and Waivers. Any provision of this Guaranty Agreement may be amended, terminated or waived if, and only if, such amendment or waiver is in writing and is signed by the Guarantor and Schlumberger.

4.05.       Governing Law and Venue. THIS GUARANTY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. Venue for any action relating to or arising under this Guaranty Agreement shall be in Harris County, Texas.

4.06.       Oral Agreements. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Date: August 14, 2006	GUARANTOR: Compuprint, Inc.

/s/ Dan Brecher
Signature of Officer

Address:	Dan Brecher, Treasurer and Managing Director
Print Name and Title of Authorized Officer
99 Park Ave, 16th Floor
NY, NY 10016

State of New York	)
) ss.:
New York County	)

On the 14th day of August in the year 2006 before me, the undersigned, a Notary Public in and for said State, personally appeared Dan Brecher, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Kimberly D. Reilly
Notary Public